Exhibit 3

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.001 per share, of Helius Medical Technologies, Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of September 25, 2025.

/s/ Daniel W. Morehead
Daniel W. Morehead

PANTERA CAPITAL PARTNERS LP

By:	/s/ Matthew Gorham
Name: Matthew Gorham
Title: Authorized Signatory
PANTERA BLOCKCHAIN FUND LP

By:	/s/ Matthew Gorham
Name: Matthew Gorham Title: Authorized Signatory

PANTERA DAT OPPORTUNITIES MASTER FUND SP

By:	/s/ Matthew Gorham
Name: Matthew Gorham
Title: Authorized Signatory
PANTERA LIQUID TOKEN FUND LP

By:	/s/ Matthew Gorham
Name: Matthew Gorham
Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]